Exhibit 10.7

RENEWAL

PARTIES:

This Lease Extension is dated this 26th day of May 2020, by and between, KST FAMILY TRUST, Lessor and DOUGLAS HELDOORN, AN INDIVIDUAL AND DPH SUPPLEMENTS INC., A CALIFORNIA CORPORATION, JOINTLY & SEVERALLY, Lessee for the premises known as 1620 COMMERCE STREET, SUITES A & B, CORONA, CA 92880.

RECITALS:

Lessor and Lessee, being parties to that certain Standard Industrial/Commercial Multi-Tenant Lease-Gross dated August 27, 2018, hereby express their mutual desire and intent to extend, modify, and amend by this writing those terms, covenants, and conditions contained in TERM, RENT, SECURITY DEPOSIT, AND GENERAL LIABILITY INSURANCE of that certain lease mentioned above.

AMENDMENTS:

TERM shall hereinafter additionally provide as follows:

The term of this lease shall be extended for twenty-four (24) months commencing on September 1, 2020 and ending on August 31, 2022.

RENT shall hereinafter additionally provide as follows:

The base monthly rent for each month of the renewal period shall be as follows:

September 1, 2020 through August 31, 2021: $12,153.00 per month;

September 1, 2021 through August 31, 2022: $ 12,545.00 per month.

SECURITY DEPOSIT shall hereinafter additionally provide as follows:

Lessee shall deposit an additional sum of $1,000.00 to bring the total Security Deposit to$13,000.00.

GENERAL LIABILITY INSURANCE shall hereinafter additionally provide as follows:

Pursuant to Paragraph 8.2(a) Liability Insurance Carried by Lessee; Lessee shall obtain and keep in force at all times, a Commercial General Liability Policy of insurance protecting Lessee and Lessor, at the minimum of $1,000,000.00 per occurrence and $2,000,000.00 aggregate, with Lessor named as additional insured. Failure to provide the required insurance will result in a 10% late fee as stated in Paragraph 8.9 Failure to Provide Insurance.

INCORPORATION

Except as modified herein, all other terms and conditions of the Lease between the parties above described shall continue in full force and effect.

IN WITNESS WHEREOF, Lessor and Lessee have executed this amendment as of the day, month, and year beside their respective signatures.

LESSOR: KST FAMILY TRUST

By: /s/ Sharon Tressen                                               Date: 8/30/2020

Trustee

LESSEE: DOUGLAS HELDOORN, AN INDIVIDUAL AND DPH SUPPLEMENTS INC., A CALIFORNIA CORPORATION, JOINTLY & SEVERALLY

By: /s/ Douglas Heldoorn                                                  Date: 6/17/2020

Douglas Heldoorn, an Individual

By: /s/ Douglas Heldoorn                                                  Date: 6/17/2020

Douglas Heldoorn, CEO &CFO